Exhibit 10.32

BASIC SUBLEASE INFORMATION

DEFINED TERM:	DEFINITION OF DEFINED TERM:
SUBLEASE DATE:	September 1, 2006
SUBTENANT:	Affymax, Inc., a Delaware corporation
SUBTENANT'S NOTICE ADDRESS:	at the Subleased Premises
SUBTENANT'S BILLING ADDRESS:	at the Subleased Premises
SUBTENANT CONTACT INFORMATION:	PHONE NUMBER: 650-812-8734 FAX NUMBER: 650-424-0832
SUBLANDLORD:	TIBCO Software Inc., a Delaware corporation
SUBLANDLORD'S NOTICE ADDRESS:	3303 Hillview Avenue, Palo Alto, CA 94304 Attn: General Counsel, with copy to: Attn: Director of Facilities Fax # for Notices: 650.846.1005
SUBLANDLORD'S REMITTANCE ADDRESS:	Portfolio Solutions Group 225 North Michigan Avenue, Suite 2516 Chicago, IL 60601 ATTN: Riz Giliani—312-279-5313
SUBLANDLORD CONTACT:	Robin Weckesser, CRESA Partners: 650-846-5523 Troy Mitchell, TIBCO Software Inc.: 650-846-5218
MASTER LEASE	That certain Lease with the Lease Date January 21, 2000 by and between Master Landlord as "Landlord" and Sublandlord as "Tenant"
MASTER LANDLORD:	Equity Office Properties Trust, successor in interest to the original Landlord under the Master Lease, Spieker Properties, L.P., a California limited partnership
MASTER LANDLORD'S NOTICE ADDRESS:	1740 Technology Drive, Suite 150 San Jose, CA 95110 Tel: 408-346-4000 Contact: Denise Rock
MASTER LANDLORD'S REMITTANCE ADDRESS:	Equity Office Properties EOP Operating Limited Partnership PO Box 45587 Dept #10564 San Francisco, CA 94145-0587
PROJECT:	That four (4) building research and development park commonly known as Foothill Research Center in Palo Alto, California.

MASTER LEASE PREMISES:
Approximately Twenty-Four Thousand Five Hundred Forty-One (24,541) rentable square feet (the "Building A Premises") in the building located at 4009 Miranda Avenue, Palo Alto, California ("Building A"); and approximately Forty-One Thousand Five Hundred Four (41,504) rentable square feet (the "Building B Premises") in the building located at 4005 Miranda Avenue, Palo Alto, California ("Building B"); and approximately Thirty Thousand Six Hundred Thirty (30,630) rentable square feet (the "Building C Premises") in the building located at 4015 Miranda Avenue, Palo Alto, California ("Building C").
SUBLEASED PREMISES:
15,315 rentable square feet on the Ground Floor in Building C located at 4015 Miranda Avenue Palo Alto, California, as set forth in Exhibit B, and 15,315 rentable square feet on the Second Floor in Building C located at 4015 Miranda Avenue, Palo Alto, California, as set forth in Exhibit B.
PERMITTED USE:
General office use in compliance with all applicable laws, including laws and ordinances of the City of Palo Alto and in compliance with the Master Lease and any restrictions or regulations imposed by Ground Lessor.
PARKING DENSITY:	3.3 spaces per 1,000 rentable square feet of the Subleased Premises.
PARKING:	Subtenant shall be permitted non-exclusive use of the parking spaces at no charge.
COMMENCEMENT DATE:	November 7, 2006
SCHEDULED LENGTH OF TERM:	The number of years and months from the Commencement Date through the Term Expiration Date which shall be referred to as the "Term".
TERM EXPIRATION DATE:	December 31, 2010
RENT:
BASE RENT:	Dates	Months	Rent/SF	SqFt	Total Monthly Base Rent
	11/07/06-08/31/06	01-10	$2.05	15,315	$31,395.75 First Floor
	09/01/07-10/31/07	11-12	$2.05	30.630	$62,791.50 First & Second Floor
	11/01/07-10/31/08	13-24	$2.10	30,630	$64,323.00 First & Second Floor
	11/01/08-10/31/09	25-36	$2.15	30,630	$65,854.50 First & Second Floor
	11/01/09-12/31/10	37-50	$2.20	30,630	$67,386.00 First & Second Floor
PREPAID RENT:	$31,395.75 due upon execution of Sublease for first months Rent
ADDITIONAL RENT:	Operating Expenses and any other expenses as set forth in the Sublease terms.
SECURITY DEPOSIT:	$31,395.75 due upon execution of Sublease
SUBLANDLORD'S PROPORTIONATE SHARE OF EACH BUILDING	Building A—45.59% Building B—77.10% Building C—100%

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SUBLANDLORD'S PROPORTIONATE SHARE OF THE PROJECT	50.32%
SUBTENANT'S PROPORTIONATE SHARE OF SUBLANDLORD'S SQUARE FOOTAGE:	For Months 1-10—Proportional Share is 15.84 For Months 11-50—Proportional Share is 31.68
SUBLANDLORD'S BROKER:	CRESA Partners
SUBTENANT'S BROKER:	CRESA Partners
AFTER HOURS UTILITY CHARGE:	Actual cost as incurred by Sublandlord.
GROUND LEASE AND GROUND LESSOR
That certain "Ground Lease" described in Paragraph 39G of the Master Lease to which the Master Lease is subordinate and under which Master Landlord is the lessee and the Board of Trustees of the Leland Stanford University is the lessor ("Ground Lessor").
SIGNAGE:	In accordance with the Master Lease. Subtenant to pay all expenses in connection with Subtenant's signage.
SUBTENANT IMPROVEMENTS:	To be provided by Subtenant, at Subtenant's sole cost and expense

        The foregoing Basic Sublease Information is incorporated into and made a part of this Sublease. Each reference in this Sublease to any of the Basic Sublease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Sublease paragraph pertaining to such information. In the event of any conflict between the Basic Sublease Information and the Sublease, the latter shall control.

SUBLANDLORD		SUBTENANT
TIBCO Software Inc.., a Delaware corporation		Affymax, Inc. a Delaware corporation
By:	/s/ Illegible	By:	/s/ ARLENE MORRIS
Name:		Name:	Arlene Morris
Title:		Title:	President & CEO
By:		By:
Name:		Name:
Title:		Title:

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SUBLEASE AGREEMENT

        This SUBLEASE AGREEMENT ("Sublease") is made as of Sublease Date by and between TIBCO Software Inc., a Delaware corporation ("Sublandlord") and Affymax, Inc. a Delaware corporation ("Subtenant").

RECITALS

        This terms defined in the Basic Lease Information set forth above are hereby incorporated into this Sublease and this Sublease is made with regard to the following facts:

        A.    Sublandlord is the Tenant under the Master Lease and the Master Landlord is lessee under the Ground Lease. A copy of that Master Lease is attached to this Sublease and marked as Exhibit A. Pursuant to the Master Lease; Sublandlord leases the Master Lease Premises from Master Landlord.

        B.    Subtenant desires to sublease from Sublandlord a portion of the Master Lease Premises described as the "Subleased Premises" in the Basic Lease Information and Exhibit B. Sublandlord has agreed to sublease the Subleased Premises to Subtenant on the terms, covenants and conditions stated in this Sublease.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

        1.    Sublease.    Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease.

        2.    Subleased Premises.    The Subleased Premises is generally described in the Basic Sublease Information and more particularly described in Exhibit B attached to this Sublease. The Subleased Premises is situated in Building C (the "Building") located at 4015 Miranda Avenue, Palo Alto, California 94304. The parties have negotiated the rent and other terms of this Sublease on the basis that the Subleased Premises contain 15,315 rentable square feet (ground floor) and 15,315 rentable square feet (second floor). If the actual number of rentable square feet in the Subleased Premises is more or less than such agreed amount, there shall be no adjustment in the Base Rent or other terms of this Sublease, and the parties agree that the measurement of the Subleased Premises shall not be changed except in connection with a change in the physical size of the Subleased Premises.

        3.    Term.    Subject to the condition set forth in Section 15.1, below, the terms and provisions of this Sublease shall be effective between Sublandlord and Subtenant as of the Sublease Date. The term of this Sublease will commence on the Commencement Date, and will expire, unless sooner terminated as provided in this Sublease or the Master Lease, on the Term Expiration Date. Subtenant shall return the Subleased Premises to Sublandlord as of the Term Expiration Date in the same condition as of the Commencement Date, except for normal wear and tear. Within 5 business days of the Term Expiration Date, Subtenant shall perform a walk-through in person with Sublandlord to inspect the condition of the Subleased Premises, and will correct any deficiencies for which Subtenant is responsible under the terms of this Sublease prior to the Term Expiration Date, or will pay the reasonable costs of performing any necessary work to restore the Subleased Premises to the condition required by this Sublease.

        4.    Base Rent.    Subtenant will pay Base Rent during the term of this Sublease in the amounts specified for particular portions of the Term in the Basic Sublease Information. The Base Rent shall be payable by Subtenant to Sublandlord monthly in advance on the first day of each month. In the event that the Term of this Sublease begins or ends on a date that is not the first day of a month, Base Rent will be prorated as of that date.

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          4.1.    Security Deposit.    Concurrently with Subtenant's execution hereof, Subtenant shall pay to Sublandlord the Security Deposit, in the amount specified in the Basic Sublease Information, for the faithful performance of all terms, covenants and conditions of this Sublease. Subtenant agrees that Sublandlord may apply the Security Deposit to remedy any failure by Subtenant to pay rent or repair or maintain the Subleased Premises or to perform any other obligations hereunder that remains uncured beyond any applicable cure period. If Subtenant is not in default under the terms, covenants and conditions of this Sublease, Sublandlord shall, within 60days of the expiration or termination hereof, return the Security Deposit to Subtenant, or the last permitted assignee of Subtenant's interest hereunder. Should Sublandlord properly use any portion of such deposit pursuant to the foregoing, Subtenant shall replenish the Security Deposit to such original amounts within ten (10) days following Sublandlord's written request therefore. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit.

          4.2.    Prepaid Rent.    In addition to the Security Deposit, concurrently with Subtenant's execution hereof, Subtenant shall pay to Sublandlord the amount of the Base Rent due for the 1st month of the Term.

          4.3    Financial Statements:    Throughout the Term of this Sublease, Subtenant shall deliver to Sublandlord true, complete and correct copies of Subtenant's current financial statements promptly after the end of each fiscal year of Subtenant.

        5.    Additional Rent.    Subtenant acknowledges that pursuant to the terms of the Master Lease, Sublandlord is obligated to pay as Additional Rent, Sublandlord's Proportionate Share of Operating Expenses (as defined in the Master Lease) with respect to the Subleased Premises, as specified in Paragraph 7 of the Master Lease. Subtenant agrees that in addition to the Base Rent due under Section 4 above, Subtenant shall pay to Sublandlord as additional rent an amount equal to the amount of Additional Rent payable by Sublandlord to the Master Landlord pursuant to the Master Lease multiplied by Subtenant's Proportionate Share. Subtenant shall pay Subtenant's Proportionate Share to Sublandlord at least five days prior to the date Sublandlord must pay Subtenant's Proportionate Share to Master Landlord pursuant to the terms of the Master Lease.

        6.    Use.    Subtenant agrees to use the Subleased Premises only in accordance with the provisions of the Master Lease and the Permitted Use under this Sublease, and for no other purpose. Subtenant shall not use or bring any hazardous materials onto the Subleased Premises, except in compliance with the Master Lease and this Sublease. Subtenant shall provide a list of all chemicals and potentially hazardous substances that Subtenant will use on the Subleased Premises in Exhibit D. Subtenant shall not bring any other substances onto the Subleased Premises, without Sublandlord's prior written consent. Subtenant shall provide Sublandlord with a copy of the Hazardous Materials Business Plan, as approved by local government, and attached as Exhibit E. Subtenant represents and warrants it will abide by all laws, including environmental laws, in regards to the use of the Subleased Premises, and will indemnify, defend and hold Sublandlord harmless from any claims from any violations of any laws, ordinances or statutes by Subtenant.

        7.    Subtenant Improvements; "AS-IS" Condition of Subleased Premises; Furniture.    Sublandlord shall deliver the Subleased Premises to Subtenant with all building systems, including, without limitation, the heating, air-conditioning and ventilation systems, in good working order and repair ("Tenant Access Condition"). Provided that Sublandlord does so, Except as otherwise set forth herein, Subtenant shall accept, the Subleased Premises as "broom clean" and in its then current "as-is" condition. Subtenant shall not make or cause to be made any improvements to the Subleased Premises, except for the Subtenant Improvement, without the express prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed.

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          7.1.    Subtenant Improvements.    Sublandlord shall not make any alterations, additions to the Subleased Premises. Subtenant will obtain prior written permission from Sublandlord and Master Landlord for any improvements or fixtures to be added to the Subleased Premises (the "Subtenant Improvements"), all of which shall be at the sole expense of Subtenant. Subtenant shall provide a copy of the proposed plans for any Subtenant Improvements and a list of all vendors and contractors to be used for any Subtenant Improvements. Sublandlord must approve any vendor or contractor used for Subtenant Improvements or which will otherwise be used to provide services on the Subleased Premises, which shall not be unreasonably withheld, conditioned or delayed. Subtenant will comply with all laws and ordinances for construction of any Subtenant Improvements, including but not limited to, obtaining all necessary permits and certificates of occupancy.

          7.2.    Condition.    Sublandlord shall not be responsible for paying any cost or expense incurred by Subtenant in connection with Subtenant's Improvements. The Subleased Premises shall be delivered by Sublandlord and is hereby accepted by Subtenant in "as-is" condition with all faults, except as otherwise set forth herein. Subtenant acknowledges that, except as expressly set forth in this Sublease, Sublandlord has not made any representation or warranty, express or implied, with respect to the condition of the Subleased Premises, the suitability or fitness of the Subleased Premises for the conduct of Subtenant's business or for any other purposes, or the actual dimensions of the Subleased Premises. Subtenant represents and warrants that Subtenant has conducted a thorough inspection and investigation, either independently or through agents of Subtenant's own choosing, of the Subleased Premises and the suitability of the Subleased Premises for Subtenant's intended use, that Subtenant is fully aware of the needs of its operations and has determined, based solely on its own investigation, that the Subleased Premises are suitable for its operations and intended use. In no event shall Sublandlord be liable for any defect in the Subleased Premises or for any limitations on the use of the Subleased Premises, except as expressly and specifically set forth in this Sublease. In addition to the foregoing, Subtenant hereby specifically acknowledges (i) the provisions of the Master Lease in Section 39B(l) describing certain Existing Conditions relating to the Project as well as (ii) the provisions of the following provisions of the Master Lease: Article 37 (Hazardous Materials) and Section 39B.

          7.3.    Furniture and Equipment.    Sublandlord and Subtenant agree that the Subleased Premises will contain the furniture listed on Exhibit C to this Sublease (the "Furniture"). Subtenant shall have the right to use the Furniture (solely in accordance with the Permitted Use) at no additional charge throughout the Term. Subtenant may also elect to remove or dispose of the Furniture in its sole discretion in any lawful manner, at any time during the Term. Subtenant understands and agrees that the Furniture is being provided to Subtenant in its "as-is" condition, and Sublandlord makes no representation or warranty, express or implied, with respect to the existence, condition, usefulness or suitability for Subtenant's intended use of any such Furniture. In no event shall Sublandlord be liable for any defect in, or limitations on the use of, the Furniture. Sublandlord hereby transfers title to the Furniture to Subtenant, effective upon the Commencement Date.

          7.4.    Restoration.    Upon the expiration or earlier termination of this Sublease, Subtenant agrees to restore the Subleased Premises to its condition prior to the construction of any improvements and otherwise in accordance with the provisions of the Master Lease, provided that with respect to any subsequent alterations or improvements made to the Subleased Premises by or at the direction of Subtenant, Sublandlord shall notify Subtenant in writing whether such alterations or improvements must be removed upon the expiration or earlier termination of the Sublease at the time Sublandlord approves such alterations or improvements

          7.5.    Lease Improvement Agreement.    The provisions of the Exhibit C attached to the Master Lease (the "Lease Improvement Agreement") shall govern the construction of Subtenant

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  Improvements except that: (i) the Lease Improvement Agreement, as incorporated by this reference shall be deemed to be between Sublandlord and Subtenant, and shall refer to the Subleased Premises, not the Building B Premises as described therein, (ii) Sections 4.2 and 4.3 of such Lease Improvement Agreement shall not apply and Subtenant will not be entitled to receive any tenant improvement allowance in connection with the Subtenant Improvements and (iii) Sections 7.1 and 7.4 of such Lease Improvement Agreement shall not apply.

          7.6    Repairs and Maintenance.    Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as amended). In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord under the Master Lease. Subtenant shall look solely to Master Landlord for the performance of said obligations. Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance. To the extent that Master Landlord does not, despite Subtenant's and Sublandlord's reasonable efforts, perform its obligations, Sublandlord shall, at Subtenant's request, exercise its rights and remedies as may be available to Sublandlord at law or under the Master Lease and as Sublandlord, in its discretion may deem reasonably appropriate, on behalf of Subtenant at Subtenant's sole cost and expense. Sublandlord shall cooperate with Subtenant to enforce all warranties and indemnities provided to Sublandlord under the Master Lease and Sublandlord shall pass through the benefit of those warranties and indemnities, if any, to Subtenant to the extent that they apply to the Subleased Premises and the nonperformance by Master Landlord of its obligations under the Master Lease with respect thereto, and would reduce Subtenant's liabilities hereunder.

        8.    Master Lease.    Terms of Master Lease Govern Sublease. Except as otherwise expressly provided in Section 10 of this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease-to the extent that they relate to the Subleased Premises and to the extent that they are not inconsistent with the terms of this Sublease- are made a part of and incorporated into this Sublease as if recited in full in this Sublease.

          8.1    Terms "Landlord" and "Tenant".    Except as otherwise expressly provided in Section 10 of this Sublease, as incorporated into this Sublease, the words "Landlord" and "Tenant" in the Master Lease will be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease and the rights and obligations of the Master Landlord and the Tenant under the Master Lease will be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease, and will inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively.

          8.2.    Conflicts Between Master Lease and Sublease.    As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

          8.3    Default.    Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an "Event of Default" hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent or replenish the Security Deposit), or any obligation under the Master Lease which has been incorporated herein by reference. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an "Event of Default" hereunder if: (i) Subtenant fails to perform any

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  obligation hereunder (including, without limitation, the obligation to pay Rent or replenish the Security Deposit), or any obligation under the Master Lease which has been incorporated herein by reference; and (ii) Subtenant shall not have cured such failure to perform within the time required after delivery of any written notice as provided under this Sublease, or the passage of fifty percent (50%) of any applicable grace or cure period provided in the Master Lease, whichever is less. In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an "Event of Default" had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative.

          8.4    Right to Cure Defaults.    If an Event of Default has occurred, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant's account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) fourteen percent (14%) per annum or (ii) the maximum rate allowable under law, from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant's obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord's remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

          8.5    Surrender and Holdover.    On or before the Term Expiration Date or any sooner termination of this Sublease, Subtenant shall surrender the Subleased Premises in the condition required under this Sublease and the Master Lease. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord as a result of such failure, plus interest thereon at the lesser of (i) fourteen percent (14%) per annum or (ii) the maximum rate allowable under law. In addition, Subtenant agrees that the holdover provisions of Paragraph 25 of the Master Lease shall apply, for the benefit of Sublandlord, to any holdover by Subtenant after the Expiration Date or sooner termination of this Sublease.

        9.    Performance by Sublandlord; Status of Master Lease

          9.1.    Sublandlord's Performance Conditioned on Master Landlord's Performance.    Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease.

          9.2.    No Claim Against Sublandlord; Sublease Remains in Force.    Subtenant will not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's act or failure to act. Despite the Master Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the Base Rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff, except to the extent that Sublandlord is entitled to abatement, deduction or setoff under the Master Lease.

          9.3.    Obtaining Master Landlord's Consent.    Whenever the consent of the Master Landlord is required under the Master Lease, and whenever the Master Landlord fails to perform its obligations under the Master Lease, Sublandlord agrees to use its reasonable, good faith efforts to obtain, at Subtenant's sole cost and expense, that consent or performance on behalf of Subtenant.

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          9.4.    No Existing Defaults.    Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default under the Master Lease.

          9.5.    Preservation of Master Lease.    Sublandlord agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that materially adversely affects Subtenant's rights under this Sublease. Subtenant and Sublandlord will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Tenant under the Master Lease.

        10.    Incorporation of Certain Provisions of Master Lease.    As between Sublandlord and Subtenant, the terms and conditions of the Master Lease are incorporated herein by this reference and modified as stated below in this Section 10:

          10.1.    Basic Sublease Information.    To the extent that any of the Definitions of Defined Terms in the Basic Sublease Information are different than the Basic Lease Information in the Master Lease, the Definitions of Defined Terms in the Basic Sublease Information shall be deemed substituted as the definitions of the defined terms as such terms as used in the Master Lease.

          10.2.    Brokers.    The parties to this Sublease warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than the Brokers specified in the Basic Sublease Information ("Broker") and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of that party's acts in connection with this Sublease to anyone other than Broker. The provisions of this Section 10.2 will survive the expiration or earlier termination of this Sublease. Sublandlord shall pay the Subtenant's Broker (procuring broker) a fee equal to 6% of the total Base Rent for the first twelve months of this Sublease and Sublandlord's Broker a fee equal to 3% of the total Base Rent for the first twelve months of this Sublease. Subtenant shall not be obligated to pay any broker fee or commission.

          10.3.    Insurance and Condemnation Proceeds.    Despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease will be deemed to be the property of Sublandlord, and Sublandlord will have no obligation to rebuild or restore the Subleased Premises; provided, however, Sublandlord will pay to Subtenant such portion of any such insurance proceeds or condemnation awards attributable to Tenant's Furniture fixtures, equipment or other property in the Subleased Premises.

          10.4.    Notices.    All notices, demands, statements and requests required or permitted to be given under this Sublease as between Sublandlord and Subtenant shall be in writing and shall be delivered to the addresses shown in the Basic Lease Information by one of the following methods of delivery:

            10.4.1.    Personal Service.    Personal service, in which event the notice shall be deemed to have been given upon actual receipt;

            10.4.2.    Courier.    Federal Express, Airborne Express or another nationally recognized overnight courier service, in which event the notice shall be deemed to have been given on the date indicated in the courier's records as the date of delivery or first attempted delivery to the address of the addressee;

          10.5.    Amounts Payable.    All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord.

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          10.6.    Provisions of Master Lease Not Applicable.    The provisions of the following Paragraphs of the Master Lease will not apply to this Sublease:

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    1    Premises

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    2    Possession and Lease Commencement

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    3    Term

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    6    Rent

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    10    Landlord's Repairs and Maintenance

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    19    Security Deposit

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    32    Notices

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    39A    Term Commencement Date

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    39C    Rent

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    39D    Early Occupancy of the Building B Premises

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    39E    Letter of Credit

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    39F    Option to Renew

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    39H    Tenant's Option to Terminate

        11.    Insurance and Waiver of Subrogation.

          11.1    Waiver.    Subject to Section 11.2, Sublandlord and Subtenant, for themselves and their respective insurers, hereby release each other of and from all any and all claims, demands, actions and causes of action, (including, without limitation, subrogation claims), for loss or damage to their respective property, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

          11.2    Conditions to Waiver.    The waiver and release provided in Section 11.1 shall be effective only with respect to loss or damage (a) covered by insurance or required to be covered by insurance pursuant to the terms of this Sublease, and (b) occurring during such time as the relevant insurance policy contains either (i) a waiver of the insurer's right of subrogation against the other party, or (ii) a clause or endorsement to the effect that the waiver and release provided in Section 15 shall not adversely affect or impair such insurance or prejudice the right of the insured to recover under the insurance policy. Each party will use its best efforts to obtain such a clause or endorsement, but if an additional premium is charged therefore, the party benefiting from such clause or endorsement, if it desires to have such waiver, will pay to the other the amount of such additional premium within ten (10) days after delivery of a statement for the amount due.

          11.3    Insurance.    During the term of this Sublease, Subtenant shall maintain in force the insurance required by Section 8(b) of the Master Lease, and insurance for its indemnity obligations in this Sublease. Each such policy shall name TIBCO Software Inc. as an additional insured, provide for severability of interests, waive subrogation (as per Sections 11.1 and 11.2 herein) and require at least 30 days written notice to Sublandlord prior to cancellation, except for non-payment, which shall require at least 10 days written notice to Sublandlord prior to cancellation. Subtenant will provide to Sublandlord a Certificate of Insurance evidencing such coverage within 10 days of the Commencement Date of this Sublease.

        12.    Indemnity.    Subtenant hereby assumes any and all risk of injury and damage to persons or property that may occur by reason of any act of, or negligence of Subtenant or any officer, agent,

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employee, contractor, servant, invitee, guest or sublessee of Subtenant. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, losses, costs, expenses, liabilities and damages suffered by Sublandlord (including without limitation, reasonable attorneys' fees) in any manner arising out of, or resulting from, (a) Subtenant's use of the Subleased Premises, the Master Lease Premises, any common areas, and/or the Project, or any part thereof; and (b) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Subleased Premises, the Master Lease Premises, any common areas or the Project, or any part thereof; and (c) any breach or default by Subtenant in the performance of any monetary or other obligation of Subtenant pursuant to the terms of this Sublease; and (d) any act, omission, negligence or willful misconduct of Subtenant or any officer, agent, employee, contractor, servant, invitee, guest or subtenant of Subtenant; and (e) claims of the Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease. The provisions of this Section 12 will survive the expiration or earlier termination of the Master Lease or this Sublease and are in addition to any indemnities contained in the Master Lease.

        13.    Cancellation of Master Lease.    In the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant agrees, at the sole option of the Master Landlord, to attorn to the Master Landlord for the balance of the term of this Sublease and on the then executory terms of this Sublease. Such attornment will be evidenced by an agreement in form and substance reasonably satisfactory to the Master Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request by the Master Landlord. Subtenant waives the provisions of any law now or later in effect that may provide Subtenant any right to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Master Landlord to terminate the Master Lease.

        14.    Assignment or Subleasing.    Section 21 of the Master Lease has been incorporated by reference into the Sublease and shall govern any assignment or sublease of Subtenant, except to the extent that in the event of any conflict between the clauses in this Section 14 and the Master Lease, this Sublease shall govern any sublease or assignment by Subtenant. The consent of the Master Landlord and Ground Lessor shall also be required for any assignment or sublease except in connection with a Permitted Transfer.

          14.1.    Notice to Sublandlord.    Subtenant shall give Sublandlord written notice at least thirty (30) days prior to the anticipated effective date of the proposed sublease, which notice shall identify the proposed subtenant, shall specify the rent and other principal terms of the proposed sublease arrangement, and shall indicate the proposed date upon which such subtenant shall be entitled to occupancy of the Sublease Premises or portion thereof. Thereafter, Subtenant agrees to provide to Sublandlord such additional information regarding such subtenant and the proposed sublease as Sublandlord shall reasonably request. Such sublease must provide that such subtenant acknowledges that such sublease is subject to this Sublease, the Master Lease and the Ground Lease. Prior to the date upon which such subtenant takes occupancy of the Subleased Premises, Subtenant shall deliver to Sublandlord a copy of the executed sublease. Notwithstanding any sublease by Subtenant, Subtenant shall in all events remain liable to Sublandlord for any breach of the terms of this Sublease by any subtenant, and shall be liable for the performance of all obligations under this Sublease, including, but not limited to, payment of all Rent and Additional Rent.

          14.2.    Access and Security Coordination.    Subtenant agrees to cause any party subleasing from Subtenant all or a portion of the Subleased Premises to comply with such rules and restrictions as Sublandlord may deem reasonable to impose regarding access to the Subleased Premises and security for the Subleased Premises.

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          14.3.    Bonus Rent.    Any Rent or other consideration realized by Subtenant under any such sublease in excess of the Rent payable pursuant to this Sublease incurred by Subtenant shall be divided and paid, fifty percent (50%) to Subtenant and fifty percent (50%) to Sublandlord after deducting Subtenant's reasonable costs and expenses incurred in connection therewith, which shall be brokerage commissions, and attorney's fees.

        15.    General Provisions.

          15.1.    Consent of Landlord and Ground Lessor; Execution of an Amendment to the Master Lease and New Direct Lease Between Subtenant and Master Landlord.    The following are conditions subsequent to the effectiveness of this Sublease: (i) the Master Landlord's written consent to this Sublease in accordance with the terms of the Master Lease and, (ii) the written consent of the Ground Lessor under the Ground Lease are both conditions subsequent to the validity of this Sublease and (iii) waiver of Sublandlord's renewal rights for the Subleased Premises under Section 39(F) of the Master Lease ("Waiver"). The form of consent of both the Master Landlord and the Ground Lessor shall be subject to the review and approval of Sublandlord and Subtenant and if not approved, then this Lease shall be null and void and Sublandlord and Subtenant shall have no further right or obligation hereunder. If the Master Landlord's and Ground Lessor's consents have not been fully executed and delivered by ninety (90) days following the date of this Sublease, Subtenant or Sublandlord shall thereafter have the ongoing right, subject to the terms of this Section 15.1, to terminate this Sublease pursuant to a notice (the "Termination Notice") so stating delivered to the other party. If Sublandlord fails to deliver to Subtenant the consent of Master Landlord and Ground Lessor to this Sublease and the Waiver within ten (10) days following receipt of the Termination Notice (the "Termination Date"), this Sublease shall automatically terminate and the parties shall be released from any further obligations under this Sublease. If, however, Sublandlord delivers to Subtenant the consent of Master Landlord and Ground Lessor and the Waiver on or before the Termination Date, the condition subsequent set forth in this Section 15.1 shall be satisfied and this Sublease shall continue in full force and effect.

          15.2    Sublandlord's Liability.    Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord's obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Master Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Master Landlord's obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant's intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of the Sublease, no personal liability shall at anytime be asserted or enforceable against Sublandlord's stockholders, directors, officers, or partners on account of any of Sublandlord's obligations or actions under this Sublease, and Sublandlord's liability under this Sublease is limited solely to an amount equal to the total of Base Rent paid for the 18 month period preceeding the claim or default. In the event of any assignment or transfer of the Sublandlord's interest under this Sublease, which assignment or transfer may occur at any time during the Sublease Term in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to

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  the date of the transfer provided that any transferee has assumed in writing and agreed to carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder.

          15.3    Capitalized Terms.    All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

          15.4    Word Usage.    Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not exclusive; and (f) "includes" and "including" are not limiting.

          15.5    Signage.    Subtenant shall have the right to install directory and door signage, subject to the approval of Sublandlord, Master landlord, the City of Palo Alto and any other parties as required in the Master Lease. Subtenant shall be responsible for all costs of installation, maintenance, damage and removal of Subtenant's signage upon the expiration or earlier termination of this Sublease..

          15.6    Confidentiality of Lease.    Subtenant and Subtenant's Broker agree to keep the terms of this Sublease confidential and shall not disclose same to any other person not a party hereto, without the prior written consent of Sublandlord, provided that Subtenant may disclose the terms hereof to Subtenant's accountants, attorneys, managing employees, and others in privity with Subtenant to the extent reasonably necessary for Subtenant's business purposes without such prior written consent, and this provision shall not be deemed breached if disclosure is required by applicable law (provided that receiving party gives the disclosing party prompt written notice of such requirement to disclose, and reasonable assistance in limiting the scope of disclosure) or otherwise consented to in writing by the non-disclosing party.

          15.7    Choice of Law.    This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of California. Any action brought under or in connection with this Agreement shall be brought in the courts of Santa Clara County. The prevailing party shall be entitled to attorneys' fees and costs incurred in any action, suit or proceeding brought to enforce any provision of this Agreement. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

        By execution hereof, the signers for each party certify they have read and agree to be bound by this Sublease and are duly authorized to execute this Sublease on behalf of the parties.

SUBLANDLORD: TIBCO Software Inc.		SUBTENANT: Affymax, Inc.
By:	/s/ Illegible	By:	/s/ ARLENE MORRIS
Name:		Name:	Arlene Morris
Title:		Title:	President & CEO

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Exhibit "A"

BASIC LEASE INFORMATION
INDUSTRIAL NET

LEASE DATE: (same as this in first paragraph of Lease)	January 21, 2000
TENANT:	TIBCO Software, Inc., a Delaware corporation
TENANT'S NOTICE ADDRESS:	3165 Porter Drive, Palo Alto, CA 94304
TENANT'S BILLING ADDRESS:	3165 Porter Drive, Palo Alto, CA 94304
TENANT CONTACT: Gwen Waddell	PHONE NUMBER: (650) 846-1000 FAX NUMBER: (650) 846-1007
LANDLORD:	Spieker Properties, L.P., a California limited partnership
LANDLORD'S NOTICE ADDRESS:	2180 Sand Hill Road, Suite 100 Mento Park, CA 94025
LANDLORD'S REMITTANCE ADDRESS:	Spieker Properties P.O. Box 45587 Dept. # 10563 San Francisco, CA 94145-0587
Project Description:	That four (4) building research and development park commonly known as Foothill Research Center in Palo Alto, California. The Project is outlined in green on Exhibit B.
Premises:
Approximately Twenty-Four Thousand Five Hundred Forty-One (24,541) rentable square feet (the "Building A Premises") in the building located at 4009 Miranda Avenue, Palo Alto, California ("Building A"); and approximately Forty-One Thousand Five Hundred Four (41,504) rentable square feet (the "Building B Premises") in the building located at 4005 Miranda Avenue, Palo Alto, California ("Building B"); and approximately Thirty Thousand Six Hundred Thirty (30,630) rentable square feet (the "Building C Premises") in the building located at 4015 Miranda Avenue, Palo Alto, California ("Building C").
Permitted Use:	General office use in compliance with all applicable laws, including laws and ordinances of the City of Palo Alto and in compliance with any CC & R's or regulations imposed by Stanford University.
Parking Density:	3.3 spaces per 1,000 rentable square feet of the Premises
Schedule Term Commencement Date:	See Paragraph 39.A hereof.
Scheduled Length of Term:	One Hundred Twenty months from the last occurring Term Commencement Date.
Term Expiration Date:	December 31, 2010
Rent:
Base Rent:	See Paragraph 39.C hereof
Estimated Year 2000 Operating Expenses:	See Paragraph 39.C hereof
Security Deposit:	$4,500,000.00, subject to Paragraphs 19 and 39.E hereof.
Tenant's NAICS Code:	5112
Tenant's Proportionate Share:
Of Building:	Building A—45.59% Building B—77.10% Building C—100%
Of Project:	50.32%

        The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be continued to incorporate all of the terms provided under the particular Lease paragraph pertaining to each information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD			TENANT
Spieker Properties, L.P., A California limited partnership			TIBCO Software, Inc., a Delaware corporation
By:	Spieker Properties, Inc., a Maryland corporation, its general partner		By:	/s/ Illegible Its: EVP, Corp. Secretary
	By:	/s/ ERIC T. LUHRS Eric T. Luhrs Its: Vice President, Silicon Valley	By:	Its:

Exhibits:
Exhibit A	Rules and Regulations
Exhibit B	Site Plan, Property Description
Exhibit C	Lease Improvement Agreement
Exhibit D	Hazardous Materials Questionnaire
Additional Exhibits as Required

LEASE

        THIS LEASE is made as of the 21st day of January, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "Landlord"), and TIBCO Software, Inc., a Delaware corporation (hereinafter called "Tenant").

1. PREMISES

        Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit B. The Building A Premises, the Building B Premises, and the Building C Premises, each as described in the Basic Lease Information hereof, shall sometimes be referred to herein, collectively, as the "Premises." The Premises shall be all or part of Building A, Building B and Building C (collectively, the "Building") and of a project (the "Project"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Premises shall be all or part of a building (collectively, the "Building") and of a project (the "Project"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. Building A, Building B and Building C are defined in the Basic Lease Information and depicted on Exhibit B attached hereto. The Building and Project are outlined in blue and green respectively on Exhibit B. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

2. POSSESSION AND LEASE COMMENCEMENT

        A.    Existing Improvements.    To the extent this Lease pertains to the Building A Premises and the Building C Premises in which the interior improvements have already been constructed ("Existing Improvements"), the provisions of this Paragraph 2.A. shall apply and the term commencement dates (each, a "Term Commencement Date") with respect to each such portion of the Premises shall be the dates described in Paragraph 39.A hereof. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, "as is", and as suitable for, the Permitted Use (as defined below), and for Tenant's intended operations in the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date. Landlord shall deliver and Tenant shall accept possession of the Building A Premises and Building C Premises as-is, without any tenant improvements whatsoever. Tenant acknowledges and agrees that Landlord's obligation to deliver possession of the Building A Premises and the Building C Premises to Tenant as described herein is subject to the existing tenant in possession executing the appropriate and necessary documentation and surrendering possession of the Building A Premises and the Building C Premises to Landlord in a manner which shall enable Landlord to deliver possession of the Building A Premises on or about March 31, 2000 and the Building C Premises to Tenant on or about July 1, 2000.

        B.    Construction of Improvements.    To the extent this Lease pertains to the Building B Premises, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A, above and the term commencement date ("Term Commencement Date") with respect to the Building B Premises shall be the date described in Paragraph 39.A hereof. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises on the date the Premises are delivered by Landlord, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date [but without affecting any obligations of Tenant under any improvement agreement appended to this Lease]. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date. Exhibit C to this Lease shall govern the Tenant improvements to be constructed within the Building B Premises by Tenant.

3. TERM

        The term of this Lease ("Term") shall commence on the applicable Term Commencement Date for each portion of the Premises as set forth in Paragraph 39.A hereof, and continue in full force, until and including the Term Expiration Date set forth in the Basic Lease Information, or until this Lease is terminated as otherwise provided herein.

4. USE

        A.    General.    Tenant shall use the Premises for the permitted use specified in the Basic Lease information and in accordance with Paragraph 39.B ("Permitted Use") and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the "Parking Density") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time.

        B.    Limitations.    Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers place inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliances by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

        C.    Compliance with Regulations.    By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expenses strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "Regulations"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or being or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the forgoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall be responsible for complying with Regulations pertaining to the common areas of the Project prior to the applicable Term Commencement Date for each portion of the Premises except to the extent arising out of Tenant's occupancy or use of the Premises or common areas or construction of any Tenant improvements or Alterations made by or on behalf of Tenant, whether by Landlord or otherwise and whether performed before or after the applicable Term Commencement Date, or installation of any equipment, fixtures, furniture or other personal property in or about the Premises; provided, however, that Landlord may treat costs of such compliances as an Operating Expense.

5. RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's occupant's lease or any Regulations.

6. RENT

        A.    Base Rent.    Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term for each portion of the Premises shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent for any portion of the Premises commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, this term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

        B.    Additional Rent.    All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraph 26.D. and E., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

7. OPERATING EXPENSES

        A.    Operating Expenses.    In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and of the Project shall be conclusive so long as it as reasonably and consistently applied. "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

          (1)    Taxes.    All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, foreseen, charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include (i) inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, (ii) transfer taxes (which transfer taxes are imposed in connection with the recordation of a deed conveying the Building or the Project as opposed to real property tax assessments), or (iii) taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

          (2)    Insurance.    All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

          (3)    Common Area Maintenance.

            (a)   Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring, servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

            (b)   Repairs, replacements, and general maintenance shall include the cost of any Improvements made to or assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof, including for all major replacements whether under subparagraph (3)(a) or (b), to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

            (c)   Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

            (d)   All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent.

            (e)   The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

            (f)    Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

            (g)   A management and accounting cost recovery fee equal to three percent (3%) of the Base Rent when due and payable for each Building hereunder.

        If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

        Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's sole discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

        The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

        B.    Payment of Estimated Operating Expenses.    "Estimated Operating Expenses" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

        C.    Computation of Operating Expense Adjustment.    "Operating Expense Adjustment" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating

Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement, Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

        D.    Net Lease.    This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as many be determined by Landlord to be necessary or desirable to the Building and/or Project.

        E.    Tenant Audit.    If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten present (10%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E, within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant's auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord's books and records in connection with this Paragraph 7.E.

8. INSURANCE AND INDEMNIFICATION

        A.    Landlord's Insurance.    All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

          (1)    Property Insurance.    Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

          (2)    Optional Insurance.    Landlord, at Landlord's option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such items as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

        B.    Tenant's Insurance.    Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times unitil the end of the Term the following:

          (1)    Property Insurance.    Insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

          (2)    Liability Insurance.    Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and the occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured—Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "primary" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "occurrence" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

          (3)    Workers' Compensation and Employers' Liability Insurance.    Workers' Compensation Insurance as required by any Regulation, and Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease: and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

          (4)    Commercial Auto Liability Insurance.    Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

          (5)    Alterations Requirements.    In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries "Builder's Risk" insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

          (6)    General Insurance Requirements.    All coverages described in this Paragraph 8.B shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

        C.    Indemnification.    Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord, Spleker, Properties, Inc., and each of their respective directors, shareholders, partners, lenders, members, managers, contracts, affiliates, and employees (collectively, "Landlord Indemnities") harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties, Landlord shall indemnify, defined by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments arising out of or relating to the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or invitees. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall in no event be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project, including without limitation the common areas, whether caused by theft, fire, rain or water leakage of any character from the roof, walls, plumbing, sprinklers, pipes, basement or any other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project, or from any other systems except in each case to the extent caused by the gross negligence or willful misconduct of Landlord, or by acts of God (including without limitation flood or earthquake) or third parties, acts of a public enemy, riot, strike, insurrection, wars, court order, requisition or order of governmental body or authority or from any other cause whatsoever, or for any damage or inconvenience which may arise through repair. In addition, Landlord shall in no event be liable for (i) injury to Tenant's business or any loss of income or profit therefrom or from consequential damages, or (ii) sums up to the amount of insurance proceeds received by Tenant. The foregoing indemnity by Landlord shall not be applicable to claims to the extent arising from the negligence or willful misconduct of Tenant or Tenant's Parties. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

9. WAIVER OF SUBROGATOIN

        Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the either party caused such Loss.

10. LANDLORD'S REPAIRS AND MAINTENANCE

        Landlord shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs of maintenance, and there shall be no statement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

11. TENANT'S REPAIRS AND MAINTENANCE

        Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any, Tenant shall at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead. Notwithstanding anything in the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contract to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

12. ALTERATIONS

        A.    Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("Alterations") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of ten percent (10%) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant, whether permitted or otherwise, and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of

Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        Notwithstanding the foregoing, at Landlord's option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant's account and Tenant shall pay Landlord's estimate of the cost thereof (including a reasonable charge for Landlord's overhead and profit) prior to commencement of the work. In addition, at Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

        Notwithstanding the foregoing, Tenant shall have the right, without consent of, but upon at least ten (10) business days' prior written notice (as provided under Paragraph 12.B below) to, Landlord, to make non-structural cosmetic Alterations within the interior of the Premises (and which are not visible from outside of the Premises) which do not impair the value of the Building, and which do not cost, in the aggregate, less than thirty thousand dollars ($30,000.00) in any twelve (12) month period during the Term of this Lease, provided that, such Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph 12, including without limitation, subparagraphs (a) through (c) above and payment of the administration fee referred to in this Paragraph 12.A, other than the requirement of Landlord's prior consent. In addition all Alterations shall be performed by duly licensed contractors or subcontractors reasonably acceptable to Landlord, proof of insurance shall be submitted to Landlord as required under Paragraph B above, and Landlord reserves the right to impose reasonable rules and regulations for contractors and subcontractors. Tenant shall, if requested by Landlord, promptly furnish Landlord with complete as built plans and specifications for any Alterations performed by Tenant to the Premises, at Tenant's sole cost and expense.

        B.    In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

13. SIGNS

        Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window door which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord's Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installation and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other Improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal, Notwithstanding the foregoing, Tenant shall be entitled to one (1) sign to be located on Building C approximately as indicated in blue on the attached floor plan (Exhibit B). Such sign will be designed and constructed at Tenant's sole cost and expense. All signs shall be subject to Landlord's approval, which Landlord shall have the right to withhold in its absolute and sole discretion, and approval of any public authorities having jurisdiction. Tenant shall be responsible for electrical energy used in connection with its signs, repairs and maintenance necessary to maintain the signs in their original condition.

14. INSPECTION/POSTING NOTICES

        After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interferences with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

15. SERVICES AND UTILITIES

        A.    Tenant shall (where practicable) contract for and pay directly when due, for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges, cleaning, waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay an equitable proportion, as determined in good faith by Landlord of all charges billed or metered with other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

        B.    Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay upon demand to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all windows covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

        C.    Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises and as determined by Landlord, or which will require additions or alterations in or interface with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, if any, as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord upon demand as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility services and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource to consumers. Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbance of any character, or otherwise, or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building or the diminution in the quality or quantity thereof, whether by Regulation or otherwise; or (e) any interruption in Tenant's business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy of other resource consumption. The obligation to make services available hereunder shall be subject to limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

16. SUBORDINATION

        Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon with the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such items to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgage or beneficiary, at Tenant's expense, subject to such other terms and conditions as the ground landlord, mortgages or beneficiary may require.

17. FINANCIAL STATEMENTS

        At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, with Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

18. ESTOPPEL CERTIFICATE

        Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagees, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period. Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagees, beneficiary, purchaser or prospective purchaser or the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19. SECURITY DEPOSIT

        Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basis Lease Information (the "Security Deposit"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such land as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amount as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

20. LIMITATION OF TENANT'S REMEDIES

        The obligation and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of

Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any branch of this Lease or otherwise, notwithstanding anything to the contrary contained in the Lease.

21. ASSIGNMENT AND SUBLETTING

        A.    (1)    General.    This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant's rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "Transfer Notice") at least sixty (60) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies. Notwithstanding anything to the contrary contained in this Lease, Landlord's right to terminate pursuant to option (i) above shall not apply so long as Tenant is in occupancy of at least 55,171 square feet of the entire Premises and is not in default under this Lease.

        (2)    Conditions of Landlord's Consent.    Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous

Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenant on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgage or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees.

        (3)    Permitted Transfers.    An "Affiliate" means any entity that (i) controls, is controlled by, or is under common control with Tenant (ii) results from the transfer of all or substantially all of Tenant's assets or stock, or (iii) results from the merger or consolidation of Tenant with another entity. "Control," as used in the previous sentence, means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent is not required for and Landlord's recapture rights shall not apply to any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least ten (10) business days before any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee); (b) Tenant is not then and has not been in default more than three (3) times during the Term of this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublease accepts the sublease in form satisfactory to Landlord; (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to $150,000,000.00; (e) the Premises shall continue to be operated solely for the use specified in the Basic Lease Information; and (f) Tenant shall pay to Landlord Landlord's standard fee for approving assignments and subleases and all costs reasonably incurred by Landlord or any mortgage or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys' fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in Paragraph 25 with respect to any Affiliate.

        B.    Bonus Rent.    Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after (i) amortization of a reasonable brokerage commission, (ii) unamortized tenant improvements paid for by Tenant solely with respect to the Building B Premises and (iii) amortization of the reasonable, actual out of pocket costs of tenant improvements made solely in connection with the sublease or assignment in each case to the extent reasonably and actually, incurred by Tenant, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant to a party other than a Permitted Affiliate as defined herein, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

        C.    Corporation.    If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

        D.    Unincorporated Entity.    If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

        E.    Liability.    No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or after the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting which conflicts with the provisions hereof shall be void.

22. AUTHORITY

        This Lease is subject to the written consent of the The Board of Trustees of the Leland Stanford Junior University (Stanford Management Company). Except for such consent, Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do and that no other consents or approvals are required from any other person or entity, or if such other consents or approvals are required, such other consents or approvals have been obtained. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

23. CONDEMNATION

        A.    Condemnation Resulting in Termination.    If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

        B.    Condemnation Not Resulting in Termination.    If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term.

        C.    Award.    Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant.

        D.    Waiver of CCP§1265.130.    Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24. CASUALTY DAMAGE

        A.    General.    If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "Casualty"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

        B.    Within 180 Days.    If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises deligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

        C.    Greater than 180 Days.    If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord. Landlord shall notify Tenant of its election within thirty (30) days after Landlord's receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

        D.    Tenant's Fault.    Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

        E.    Insurance Proceeds.    Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

        F.    Waiver.    This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

        G.    Tenant's Personal Property.    In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

25. HOLDING OVER

        Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26. DEFAULT

        A.    Events of Default.    The occurence of any of the following shall constitute an event of default on the part of Tenant:

          (1)    Abandonment.    Abandonment or vacation of the Premises for a continuous period in excess of five (5) days without providing prior written notice to Landlord. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

          (2)    Nonpayment of Rent.    Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence.

          (3)    Other Obligations.    Failure to perform any obligation, agreement or convenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., and in Paragraphs 8, 16, 18 and 25, such failure continuing for fifteen (15) days after written notice of such failure, as to which time is of the essence.

          (4)    General Assignment.    A general assignment by Tenant for the benefit of creditors.

          (5)    Bankruptcy.    The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurance as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

          (6)    Receivership.    The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

          (7)    Attachment.    The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

          (8)    Insolvency.    The admission by Tenant in writing of its inability to pay its debts as they become due.

        B.    Remedies Upon Default.

          (1)    Termination.    In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypasss security at the Premises shall not terminate this Lease.

          (2)    Continuation After Default.    Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 ("Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations"), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

          (3)    Increased Security Deposit.    If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

        C.    Damages After Default.    Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

        D.    Late Charge.    In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

        E.    Interest.    Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law ("Applicable Interest Rate") from the due date until paid.

        F.    Remedies Cumulative.    All of Landlord's rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

        G.    Replacement of Statutory Notice Requirements.    When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

27. LIENS

        Tenants shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

28. SUBSTITUTION

(Intentionally omitted)

29. TRANSFERS BY LANDLORD

        In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the convenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31. WAIVER

        If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32. NOTICES

        Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

        A.    Rent.    All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

        B.    Other.    All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

        C.    Required Notices.    Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

33. ATTORNEY'S FEES

        If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorney's fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

34. SUCCESSORS AND ASSIGNS

        This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

35. FORCE MAJEURE

        If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

36. SURRENDER OF PREMISES

        Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under paragraph 25 hereof.

37. HAZARDOUS MATERIALS

        A.    General Restrictions.    Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises or Project, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, "Handle") any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion ("Hazardous Materials Consent Requirements"). "Hazardous Material" means any hazardous, explosive, radioactive or toxic substances, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Regulation, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen.

        B.    Required Disclosures.    Prior to Tenant (and at least five (5) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Term Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or Project for the twelve (12) month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the twelve (12) month period following the Disclosure Date by executing and delivering to Landlord a "Hazardous Materials Questionnaire", in the form attached hereto to Exhibit D (as updated and modified by Landlord, from time to time). Tenant's disclosure obligations under this Paragraph 37.B shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.

        C.    Additional Obligations.    If any Hazardous Materials shall be released into the environment comprising or surrounding the Project in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Regulations and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises during the Term, or if Landlord determines in good faith that any release of any Hazardous Material or violation of Hazardous Materials Regulations may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant to at Tenant's sole expenses, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an "Environmental Assessment") of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Parties, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.

        D.    Indemnity.    Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 37.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

        Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including without limitation reasonable attorney's fees and costs, arising out of any Hazardous Material in, on or about the Project or the Premises which was created, handled, placed, stored, used, transported or disposed of by Landlord or by Landlord's employees or representatives in violation of applicable Regulations, excluding, however, any Hazardous Material whose presence was caused by Tenant or any Tenant's Parties. Landlord's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

38. MISCELLANEOUS

        A.    General.    The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

        B.    Time.    Time is of the essence regarding this Lease and all of its provisions.

        C.    Choice of Law.    This Lease shall in all respects be governed by the laws of the State of California.

        D.    Entire Agreement.    This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

        E.    Modification.    This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

        F.    Severability.    If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

        G.    Recordation.    Tenant shall not record this Lease or a short form memorandum hereof.

        H.    Examination of Lease.    Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

        I.    Accord and Satisfaction.    No payment by Tenant of a lesser amount than total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

        J.    Easements.    Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

        K.    Drafting and Determination Presumption.    The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

        L.    Exhibits.    The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

        M.    No Light, Air or View Easement.    Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

        N.    No Third Party Benefit.    This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

        O.    Quiet Enjoyment.    Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

        P.    Counterparts.    This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

        Q.    Multiple Parties.    If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

        R.    Prorations.    Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

39. ADDITIONAL PROVISIONS

        A.    Term Commencement Date

          (1)   For the portion of the Premises depicted on Exhibit B comprising the Building A Premises, the Term Commencement Date (the "Building A Term Commencement Date") shall be the later of (i) March 31, 2000, or (ii) the date on which the Building A Premises are delivered by Landlord to Tenant

          (2)   For the portion of the Premises depicted on Exhibit B comprising the Building B Premises, the Term Commencement Date (the "Building B Term Commencement Date") shall be the date Landlord delivers possession of the Building B Premises to Tenant. Rent for the Building B Premises only shall commence sixty (60) days from such date that Landlord delivers possession of the Building B Premises to Tenant.

          (3)   For the portion of the Premises depicted on Exhibit B comprising the Building C Premises, the Term Commencement Date (the "Building C Term Commencement Date") shall be the later of (i) July 1, 2000, or (ii) the date on which the Building C Premises are delivered by Landlord to Tenant.

        The Building A Term Commencement Date, Building B Term Commencement Date and the Building C Term Commencement Date are sometimes collectively referred to herein as the "Term Commencement Date."

        B.    Use.    In addition to and without limiting any of the provisions of this Paragraph and Paragraph 37 of this Lease, Tenant agrees to strictly comply with the following:

          (a)    Use of Toxic Material.    Except for the use, keeping, storage or disposal by Tenant of normal and ordinary types and amounts of Toxic Materials normally used by similar type tenants renting similar type space, which use, keeping, storage or disposal shall at all times be in full compliance with all Toxic Material Laws (as hereinafter defined), Tenant shall not cause or permit any Toxic Materials to be brought upon, kept or used in or about the Premises, the Building or the Project by either Tenant or any of its agents, employees, contractors, licensees, invitees, sublessees or assignees without the prior written consent of the Landlord.

          (b)    Compliance with Laws.    In addition to all other obligations of Tenant under the Lease, Tenant shall comply, at its sole cost, with all federal, state and local laws, statutes, ordinances, codes, regulations and orders (collectively, the "Toxic Materials Laws") relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, strong sensitizing, carcinogenic or radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials used by Tenant. Such materials and substances are hereinafter collectively referred to as "Toxic Materials". Tenant shall become aware of the content of such Toxic Materials Laws and all other Toxic Materials Laws regulating Toxic Materials as enforced by, but not limited to, the Santa Clara County Health Department, California Regional Water Quality Control Board, California Department of Health Services and all city, country, state and federal offices enforcing regulations concerning occupational safety and health. It shall be the sole obligation of Tenant to obtain any permits and approvals required pursuant to the Toxic Materials Laws.

          (c)    Indemnity.    Tenant shall be solely responsible for and shall indemnify, protect, defend and hold harmless Landlord and its agents, employees, representatives, shareholders, directors and officers and Stanford and its trustees, directors, officers, faculty, employees, students, agents and affiliated organizations (collectively hereinafter referred to as the "Indemnitees") from and against any and all claims, costs, penalties, fines, losses (including, without limitation, (1) diminution in value of the Premises, the Building or the Project; (2) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Project; (3) all costs incurred in connection with any investigation of site conditions, cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision or by Stanford or any mortgagee of Landlord; and (4) sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, liabilities, damages, injuries, causes of action, judgements and expenses which arise during or after the term of the Lease as a result of the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials from, onto, in, upon, under or about the Premises, the Building or the Project, by Tenant or any of its agents, employees, contractors, licensees, sublessees, assignees or invitees. This indemnification by Tenant under this Paragraph shall survive the expiration or termination of the Lease.

          (d)    Notices and Consent.    Tenant shall immediately provide Landlord with telephonic notice, which shall later be confirmed by written notice, of any and all accumulation, spillage, discharge, release or disposal of Toxic Materials onto or within the Premises, the Building or the Project and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order received from governmental agencies concerning Toxic Materials or the possession, handling, release, use, migration, generation, accumulation, transportation, storage, spillage and/or disposal thereof promptly upon receipt of each such notice or order.

          (e)    Storage and use of Toxic Materials.    Tenant shall store in appropriate leak proof containers, or in any other manner approved or prescribed by Toxic Materials Laws, any and all Toxic Materials permitted within the Premises pursuant to the Lease which if discharged or emitted into the atmosphere, upon the ground or into or on any body of water does or may (1) pollute or contaminate the same, or (2) adversely affect the (a) health, safety or welfare of persons, whether on the Premises or elsewhere, or (b) condition use or enjoyment of the Premises, the Building or the Project, or any real or personal property whether on the Premises, within the Building or the Project or anywhere else, or (c) the Premises or any of the improvements thereto or thereon or the Building or the Project.

          (f)    Disposal of Toxic Materials.    Notwithstanding anything to the contrary contained in this Paragraph 4 or any other provision of the Lease, Tenant shall not dispose of any Toxic Materials regardless of the quantity or concentration within the drains and plumbing facilities within the

  Premises, the Building or the Project or other property of the Landlord. The disposal of Toxic Materials shall be in approved containers and removed from the Premises only by duly licensed carriers. If Tenant becomes aware of or suspects the presence of any Toxic Material existing within or coming onto the Premises, the Building or the Project or of any release of a Toxic Material that has come to be located on or beneath the Premises, the Building or the Project, other than as disclosed to Tenant by Landlord, Tenant shall immediately give written notice of such condition to Landlord as required by California Health and Safety Code 25359.7 and any other applicable Toxic Materials Laws.

          (g)    Safety.    Tenant shall maintain Material Safety and Data Sheets for all Toxic Materials brought onto the Premises, the Building or the Project. Such information shall be kept current at all times and shall be kept in a place accessible to Landlord at any time for inspection and in the event of any emergency.

          (h)    Fees, Taxes and Fines.    Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes) and fines which are charged upon Tenant's activities related to Toxic Materials, and shall not allow such obligations to become a lien or charge against the Premises, the Building, the Project or upon any other property of Landlord.

          (i)    Delivery of Documentation.    Tenant shall deliver to Landlord true and correct copies of all permits related to receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials used on or about the Premises by Tenant or any of its agents, employees, contractors, licensees, invitees, sublessees, or assignees. Concurrently with the receipt from any governmental agency, and upon request of Landlord, Tenant shall provide Landlord with copies of all other reports, plans and correspondence related thereto.

          (j)    Expiration of Term of Lease.    On or before the expiration of this Lease, Tenant shall take any and all action required to be taken under Toxic Materials Laws in order to surrender the Premises, including such portions of the Building and the Project which are subject to this Lease, to Landlord in condition which would be completely free of any and all Toxic Materials actually used by Tenant and attributable solely to such use.

          (k)    Inspections.    Landlord or its agents may inspect the Premises as and when desirable, in its sole discretion, to determine whether Tenant is strictly complying with the provisions of this paragraph; provided, however, that such inspections shall not unreasonably disrupt Tenant's business operations.

          (l)    Existing Conditions.    Tenant acknowledges that (i) the soil and/or groundwater underlying the Project contain hazardous substances, including volatile organic compounds, (ii) the Project is subject to certain orders by the California Regional Water Quality Control Board, San Francisco Bay Region (the "Board"), and (iii) Tenant has reviewed, to its satisfaction, an environmental site assessment report dated August 1993, prepared by EMCOM Associates and entitled "Phase I Environmental Site Assessment", together with all publicly available information regarding the environmental condition of such soil and groundwater, and that Landlord has provided to Tenant an opportunity to review all other materials in Landlord's possession regarding the environmental condition of the Project. Tenant acknowledges that the land underlying the Premises may be subject to various covenants and restrictions imposed by the Regional Board, which covenants and restrictions may impose certain limitations on the use of the Premises, and Tenant covenants to comply with all of the terms and conditions of any such covenants and restrictions.

        C.    Rent.

        Subject to the provisions of Paragraph 2.B. and this Paragraph 39, Base Rent, net of Operating Expenses per Paragraph 7 of this Lease, for the Premises shall be as follows:

For the period commencing upon the Building A Premises Term Commencement Date through the day preceding the last occurring of the Term Commencement Dates and with respect only to the Building A Premises:	$125,159.00 per month plus Operating Expenses per Paragraph 7 of this Lease. Operating Expenses for calendar year 2000 for the Building A Premises are estimated to be $14,507.00 per month.

For the period commencing sixty (60) days from the Building B Premises Term Commencement Date through the day preceding the last occurring of the Term Commencement Dates and with respect only to the Building B Premises:	$211,670.00 per month plus Operating Expenses per Paragraph 7 of this Lease. Operating Expenses for calendar year 2000 for the Building B Premises are estimated to be $20,031.00 per month.

For the period commencing upon the Building C Premises Term Commencement Date through the day preceding the last occurring of the Term Commencement Dates and with respect only to the Building C Premises:	$156,213.00 per month plus Operating Expenses per Paragraph 7 of this Lease. Operating Expenses for calendar year 2000 for the Building C Premises are estimated to be $10,386.00 per month.
From the last occurring Term Commencement Date, through the twelfth (12th) month thereafter and with respect to the entire Premises:
$493,043.00 in the aggregate per month (Building A $125,159.00, Building B $211,670.00 and Building C $156,213.00) plus Operating Expenses per Paragraph 7 of this Lease, Operating Expenses for calendar year 2000 for the entire Premises are estimated to be $44,924.00 per month. (Provided that the monthly rent in the amount of $211,670.00 for the Building B Premises shall not be payable for sixty (60) days from the Building B Premises Term Commencement Date).
For Month 13 through Month 24:
$507,834.00 plus Operating Expenses (Provided that the monthly rent in the amount of $217,896.00 for the Building B Premises shall not be payable for sixty (60) days from the Building B Premises Term Commencement Date).
For Month 25 through Month 36:	$523,069.00 plus Operating Expenses
For Month 37 through Month 48:	$538,761.00 plus Operating Expenses
For Month 49 through Month 60:	$554,924.00 plus Operating Expenses
For Month 61 through Month 72:	$571,571.00 plus Operating Expenses
For Month 73 through Month 84:	$588,719.00 plus Operating Expenses
For Month 84 through Month 96:	$606,380.00 plus Operating Expenses
For Month 97 through Month 108:	$624,571.00 plus Operating Expenses

For Month 109 through Term Expiration Date:	$643,308.00 plus Operating Expenses

        D.    Early Occupancy of the Building B Premises.    Tenant shall have the right to occupy the Building B Premises commencing on the Building B Term Commencement Date for purposes of commencing construction of the Tenant Improvements to be constructed by Tenant pursuant to Exhibit C attached hereto, with all terms and conditions of this Lease in full force and effect, excluding payment of Rent and Operating Expenses with respect to the Building B Premises only.

        E.    Letter of Credit.

          (1)    Delivery of Letter of Credit.    In lieu of depositing a security deposit with Landlord, Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Security Deposit in the Basic Lease Information, as it may be increased as provided in this Lease (the "LOC Amount") for an initial term expiring July 30, 2001 which shall renew automatically from year to year through 30 days beyond the expiration date of this Lease or, if Tenant validly exercises any extension option granted in this Lease or the parties hereto otherwise agree in writing to extend the Term hereof, any extension to the Term. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. The text of the LOC shall expressly state that the LOC shall survive the termination of this Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

          (2)    Replacement of Letter of Credit.    Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 39.E.

          (3)    Landlord's Right to Draw on Letter of Credit.    Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant); (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default; and/or (d) if this Lease terminates prior to the expiration date, compensate Landlord for the cost of any Tenant Improvements (as defined in Exhibit C) paid for by Landlord (via any Tenant Improvement Allowance (as defined in Exhibit C) or otherwise) and not recomped via Base Rent or otherwise, plus the pro rata portion of any brokerage commission paid for by Landlord and covering that portion of the Term which would have occurred after such premature termination. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

          (4)    LOC Security Deposit.    Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC Security Deposit") in accordance with Paragraph 19 of this Lease.

          (5)    Restoration of Letter of Credit and LOC Security Deposit.    If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 39.E; or (b) reinstate the LOC to the full LOC Amount.

          (6)    Reduction of Letter of Credit.    Upon the forty-eight (48th) month following the Building B Premises Term Commencement Date, and on an annual basis thereafter and in no event more than one time in a twelve (12) month period, Tenant may request in writing that the LOC Amount be reduced in accordance with the terms hereof. In the event that Tenant makes such written request to Landlord, Tenant shall deliver to Landlord for review Tenant's financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord ("Tenant's Financial Information"). If: (i) Tenant has a tangible net worth (as described below) in excess of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) as reflected in Tenant's Financial Information, which amount shall be determined by Landlord to its satisfaction prior to any reduction in the LOC Amount; and (ii) Tenant's Financial Information reflects two (2) consecutive calendar quarters of profitability, as determined by Landlord, during the time period immediately preceding Tenant's request for reduction in the LOC Amount, then the LOC Amount may be reduced by an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) per twelve (12) month period; provided, however, that the LOC Amount shall not at any time be reduced below an amount equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

          "Tangible net worth" shall be determined by Landlord in its sole discretion and shall mean assets less intangible assets and total liabilities, with intangible assets including nonmaterial benefits such as goodwill, patents, copyrights, and trademarks. In the event that any of the above described reductions to the LOC is made and, subsequently, Tenant fails to meet the corresponding profitability and tangible net worth condition precedent for a period of thirty (30) days following delivery by Landlord of written notice of any such failure, Tenant shall within forty-eight (48) hours, increase the face amount of the LOC to an amount equal to the LOC Amount existing prior to such reduction. If Tenant fails to increase the LOC Amount as provided above, such failure shall constitute a default hereunder (which default shall not be subject to any cure rights afforded anywhere in this Lease) and Landlord shall be entitled to draw on the LOC for the full LOC Amount and hold such LOC Amount as a Security Deposit in accordance with the terms of this Lease.

        F.    Option To Renew.    Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in material default under any of the terms and conditions of this Lease, have one (1) option to renew this Lease for a term of five (5) years each, for the Premises in "as is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

          (1)   The option right granted to Tenant hereunder is personal to Tenant and shall not inure to the benefit of any sublessee or assignee, whether permitted or otherwise, without the express prior written consent of Landlord in each instance, which may be withheld in Landlord's sole discretion. If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is 360 days prior to the expiration of the then current term of this

  Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is 270 days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.

          (2)   The Base Rent in effect at the expiration of the then current term of this Lease shall be increased to reflect the current fair market rental for comparable space in the Building or Project and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, condition, term of lease, tenant improvements, services provided, and other pertinent items.

          (3)   Landlord shall advise Tenant of the new Base Rent for the Premises for the applicable renewal term based on Landlord's determination of fair market rental value, as well as the terms and conditions for the renewal term, no later than fifteen (15) days after receipt of notice of Tenant's exercise of its option to renew.

          (4)   Landlord and Tenant shall negotiate in good faith to agree on the fair market rental value of the Premises and terms and conditions for each renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for any renewal term within thirty (30) days after notification by Landlord to Tenant of Landlord's determination of the new Base Rent for the applicable renewal term, but in any event no later than the date which is ninety (90) days prior to the expiration of the then current term, then on or before such date Landlord and Tenant shall each appoint a licensed real estate broker with at least ten (10) year's experience in leasing office space in the area in which the Building is located to act as arbitrators. The two (2) arbitrators so appointed shall determine the fair market rental value for the Premises for the applicable renewal term based on the above criteria and each shall submit his or her determination of such fair market rental value to Landlord and Tenant in writing, within sixty (60) days after their appointment.

          If the two (2) arbitrators so appointed cannot agree on the fair market rental value for the applicable renewal term within such 60-day period, the two (2) arbitrators shall within five (5) days thereafter appoint a third arbitrator who shall be a licensed real estate broker with at least ten (10) year's experience in leasing office space in the area in which the Building is located. The third arbitrator so appointed shall independently determine the fair market rental value for the Premises for the renewal term within thirty (30) days after appointment, by selecting from the proposals submitted by each of the first two arbitrators the one that most closely approximates the third arbitrator's determination of such fair market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the proposals submitted by the first two arbitrators. The proposal chosen by the third arbitrator as most closely approximating the third arbitrator's determination of the fair market rental value shall constitute the decision and award of the arbitrators and shall be final and binding on the parties.

          Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half (1/2) of the fees and expenses of the third arbitrator. Notwithstanding the foregoing, in the event the Base Rent is found to be within fifteen percent (15%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of the arbitration process.

          If either party fails to appoint an arbitrator, or if either of the first two arbitrators fails to submit his or her proposal of fair market rental value in the other party, in each case within the time periods set forth above, then the decision of the other party's arbitrator shall be considered final and binding.

          In the event the third arbitrator fails to present a fair market rental value within such 30-day period, then by mutual consent of the Landlord and Tenant:

            (a)   the time period will be extended, or

            (b)   If either Landlord or Tenant do not wish to extend the time period, a fourth arbitrator shall be selected by the first two arbitrators and a new thirty (30) day period shall begin.

          (5)   Notwithstanding anything to the contrary contained in this Paragraph, in no event shall the Base Rent for any renewal term be less than the Base Rent in effect at the expiration of the previous term. In addition, Landlord shall have no obligation to provide or pay for any tenant improvements or brokerage commissions during any renewal term.

          (6)   Tenant's right to exercise the option to renew under this Paragraph shall be conditioned upon Tenant occupying the entire Premises and the same not being occupied by any assignee, subtenant or licensee other than Tenant or its affiliate at the time of exercise of any option and commencement of the renewal term. Tenant's exercise of the option to renew shall constitute a representation by Tenant to Landlord that as of the date of exercise of the option and the commencement of the renewal term, Tenant does not intend to seek to assign this Lease in whole or in part, or sublet all or any portion of the Premises.

          (7)   Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. If requested by Landlord, Tenant agrees to execute a lease amendment or, at Landlord's option, a new lease agreement on Landlord's then standard lease form for the Building, reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option to renew granted under this Paragraph is not transferable; the parties hereto acknowledge and agree that they intend that each option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease and that in no event will any assignee or sublessee have any rights to exercise such option to renew.

        G.    Ground Lease.    Tenant acknowledges and agrees that Landlord leases the land underlying the Project pursuant to a ground lease (the "Ground Lease"), under which Landlord is the lessee and the Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California ("Ground Lessor") is the lessor. Tenant further acknowledges that this Lease is subject and subordinate to the Ground Lease. To the extent the same relates to the Premises, Tenant hereby covenants and agrees to fully perform in a timely manner all obligations, terms, covenants and conditions imposed upon Landlord as lessee under the Ground Lease, except for those involving the payment of "rent" by Landlord as lessee. In the event that Ground Lessor succeeds to the interest of Landlord under this Lease, Tenant agrees, at the written request of Ground Lessor, to attorn to Ground Lessor or at the option of Ground Lessor, to enter into a new lease with Ground Lessor for the balance of the Term hereof and on substantially the same terms and conditions as are contained in this Lease.

        H.    Tenant's Option to Terminate.    Tenant shall have a one-time right to terminate this Lease, in whole, but not in part, if the tenant currently occupying the Building A Premises does not execute a Lease termination agreement agreeing to vacate the Building A Premises on or before March 31, 2000, or if the tenant currently occupying the Building C Premises does not waive its holdover rights with respect to such premises, in each case prior to February 15, 2000. Tenant shall execute such termination right by written notice to Landlord on or before February 20, 2000. In the event of such termination, the parties shall have no rights or obligations under this Lease except those which survive the expiration or earlier termination of this Lease.

40. JURY TRIAL WAIVER

        EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD
Spieker Properties, L.P., a California limited partnership
By:	Spieker Properties, Inc., a Maryland corporation, its general partner
	By:	/s/ ERIC T. LUHRS Eric T. Luhrs Its: Vice President, Silicon Valley
Date: January 24, 2000
TENANT
TIBCO Software, Inc. a Delaware corporation
By:	/s/ Illegible Its: EVP, Secretary
By:	Its:
Date: January 24, 2000

EXHIBIT A
Industrial Lease
Rules and Regulations

1.
Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.
No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3.
The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.
No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5.
Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

  Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

  During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6.
Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.
The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.
Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9.
Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or above the Premises, the Building, or the Project.

10.
Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11.
If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12.
Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

13.
Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

14.
Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15.
Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

  Business machine and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16.
Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17.
Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

18.
Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

19.
Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20.
Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

21.
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.
Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23.
Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant's own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24.
No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and/or trailers, over dock high loading platforms into trucks and or trailers, or loaded or unloaded into trucks and/or trailers within the Premises through grade level door access.

25.
Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

26.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27.
Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

  Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for cure and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

Exhibit B

Building A Premises, 4009 Miranda Ave.
Portion of building = 24,541 square feet.
Building B Premises, 4005 Miranda Ave.
Portion of building = 41,504 square feet.	[Map]
Building C Premises, 4015 Miranda Ave.
Entire building — 30,630 square feet.

LEGAL DESCRIPTION:	SP 88789

        All that real property situate in the City of Palo Alto, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

        Beginning at the point of intersection of the Southerly line of the lands of the City and County of San Francisco, (80 feet wide) acquired by that certain Final Decree of Condemnation recorded in the office of the Recorder of the County of Santa Clara, State of California on January 20, 1953 in Volume 2566 of Official Records, at page 36, with the Southwesterly line of the lands of the Southern Pacific Company acquired by lease dated February 23, 1906 and recorded in the office of the Recorder of the County of Santa Clara, State of California on June 30, 1909 in Volume "N" of Leases, at page 232, thence from said point of beginning along said Southwesterly line of the lands of the Southern Pacific Company, S. 18 deg. 57' 30" E. 112.97 feet to a point opposite Engineer's Center Line Station 378+00; thence S. 71 deg. 02' 30" W. 10.00 feet; thence S. 18 deg. 57' 30" E. 50.80 feet to a point opposite Engineer's Center Line Station 377+49.20 E.C.; thence tangent to the last mentioned course, Southeasterly on the arc of a curve to the left, having a radius of 5779.65 feet (Deed 5779.6 feet) and a central angle of 1 deg. 03' 02" and an arc distance of 105.98 feet to a point, said point being the most Northerly point of that certain 1.70 acre tract of land described as "Parcel A" and designated on Easement Deed as granted in that certain Deed from the Board of Trustees of the Leland Stanford Junior University to the Santa Clara County Flood Control and Water Conservation District, recorded in the office of the Recorder of the County of Santa Clara, State of California on December 31, 1958 in Book 4276 of Official Records, at page 59; thence leaving said last point and said Southwesterly line of the lands of the Southern Pacific Company in a Southerly direction the following courses and distances along the Westerly line of said last 1.70 acre tract, S. 38 deg. 41' 57" W. 110.70 feet; S. 7 deg. 56' 36" W. 43.42 feet; S. 45 deg. 00' 00" E. 120.21 feet; S. 20 deg. 22' 35" E. 37.34 feet; S. 0 deg. 35' 48" W. 192.05 feet; S. 17 deg. 18' 02" E. 127.78 feet; S. 47 deg. 30' 41" W. 117.86 feet and S. 44 deg. 00' 00" E. 4.00 feet to a point in the center of the Barron Creek Channel; thence leaving said last Westerly line in a Southwesterly direction along the center line of the Barron Creek Channel the following courses and distances; S. 44 deg. 12' 00" W. 69.00 feet; S. 23 deg. 30' 00" W. 51.00 feet and S. 9 deg. 50' 00" W. 63.17 feet to a point in the Northeasterly line of Junipero Serra Boulevard (90 feet wide); thence from said last point on and along said last Northeasterly line, N. 53 deg. 19' 15" W. 715.08 feet to the most Southerly corner of that certain 4.072 acre parcel described as "Parcel A" in that certain Decree of Condemnation between the United States of America and the Board of Trustees of the Leland Stanford Junior University, Case No. 34478, recorded in the office of the Recorder of the County of Santa Clara, State of California on March 15, 1956 in Book 3439 of Official Records, at page 182; thence leaving said last corner on and along the Southeasterly line of said "Parcel A", N. 36 deg. 40' 45" E. 719.85 feet to a point, said point being the intersection of the aforementioned Southerly line of the City and County of San Francisco and said Southeasterly line of "Parcel A"; thence along said Southerly line of the City of County of San Francisco, N. 71 deg. 04' 30" E. 178.63 feet to the point of beginning.

        Excepting therefrom all that certain real property situated in the County of Santa Clara, State of California designated as Parcel M on that certain map entitled. "Record of Survey, Foothill Expressway Unit No. 1, being portions of Leland Stanford Junior University and the "Map of Oakhill Tract' (Rec. Sept. 5, 1906 in Book L of Maps, at page 44)" and filed for record on July 12, 1963 in Book 163 of Maps, page 48, et seq., Santa Clara County Records, containing approximately 0.359 acres.

PARCEL TWO:

        Beginning at a point on the Easterly property line of that certain parcel of land leased by Stanford University to Fairvale Investments and recorded September 29, 1961 in Book 5313, Official Records of

SP 88789

Santa Clara County, at page 156, said point of beginning also being the most Northerly corner of Parcel N, as said Parcel N is shown on that certain Map entitled, "Record of Survey, Foothill Expressway Unit No. 1," and recorded July 12, 1963 in Book 163 of Maps, at pages 48, 49, 50 and 51, Santa Clara County Records (file No. 2439080); thence from said point of beginning and along the said Easterly line of the said Fairvale Investments Lease, N. 23 deg. 40' 10" E. 21.00 feet and N. 44 deg. 22' 10" E. 69.00 feet to a point on the Southwesterly property line of the lands of Santa Clara County Flood Control and Water Conservation District; thence along said Southwesterly line, S. 43 deg. 49' 50" E. 16.11 feet; thence along the Southeasterly boundary line of the last said parcel. N. 64 deg. 20' 45" E. 279.43 feet to a point on the Southwesterly line of the lands of Southern Pacific Company; thence along the last said Southwesterly line Southeasterly along the arc of a curve to the left, from a tangent that bears, S. 24 deg. 39' 15" E. with a radius of 5,769.65 feet, through a central angle of 3 deg. 18' 51" for an arc length of 333.74 feet to a point on the Northerly property line of the aforesaid Parcel N; thence along the last said Northerly property line Westerly along the arc of a tangent curve to the right, from a tangent that bears, S. 80 deg. 33' 02" W. with a radius of 450.00 feet, through a central angel of 31 deg. 11' 58" for an arc length of 245.04 feet; thence N. 68 deg. 15' W. 250.00 feet to the point of beginning.

ARB No. 142-17-021 and 029

EXHIBIT C

LEASE IMPROVEMENT AGREEMENT

        This Lease Improvement Agreement ("Improvement Agreement") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "Tenant Improvements") in the Building B Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "Lease") to which this Improvement Agreement is attached and forms a part.

1.    Base Building Work.    (Intentionally omitted)

2.    Plans and Specifications.

        2.1   Tenant shall retain the services of a space planner mutually satisfactory to Tenant and Landlord (the "Space Planner") to prepare a detailed space plan (the "Space Plan") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Building B Premises. Tenant shall submit Space Plan and any proposed revisions thereto to Landlord for Landlord's approval.

        2.2   Based on the approved Space Plan, Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements (the "Plans"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Tenant shall submit the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements. All necessary revisions to the Space Plan and the Plans shall be made within two (2) business days after Landlord's response thereto. This procedure shall be repeated until Landlord ultimately approves the Space Plan and Plans. Landlord shall approve or disapprove the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements, in writing within three (3) business days after receipt thereof. If Landlord fails to approve or disapprove the Space Plan or the Plans or any revisions thereto within the time limits specified herein, Landlord shall be deemed to have disapproved the same.

        2.3   Tenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and the Standards (defined below), and contain all such information as may be required to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical, electrical, plumbing, structural and engineering drawings mutually satisfactory to Landlord and Tenant which shall be prepared by an engineer/architect mutually satisfactory to Tenant and Landlord. Notwithstanding Landlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

        2.4   Landlord may approve or disapprove the Space Plan or Plans or any proposed revision thereto submitted to Landlord in Landlord's sole discretion. Landlord shall not be deemed to have approved the Space Plan, the Plans, or any proposed revisions thereto, unless approved by Landlord in writing. Landlord shall approve or disapprove any Space Plan, Plans or proposed revisions thereto submitted to Landlord for Landlord's approval within five (5) business days after Landlord's receipt thereof. If Landlord has not approved in writing any Space Plan, Plans, or proposed revisions thereto submitted to Landlord within five (5) business days after Landlord's receipt thereof, Landlord shall be deemed to have disapproved the same.

3.    Specifications for Standard Tenant Improvements.

        3.1   Specifications and quantities of standard building components which will comprise and used in the construction of the Tenant Improvements ("Standards") are set forth in Schedule 2 to this Exhibit C. As used herein, "Standards" or "Building Standards" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on Schedule 2 of this Exhibit C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

        3.2   No deviations from the Standards are permitted.

4.    Tenant Improvement Cost.

        4.1   The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; and preparation of the Building B Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Building B Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease; and an administration fee of five percent (5%) in the total cost of the Tenant Improvements.

        4.2   Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time Tenant Improvement allowance not to exceed Two Hundred Seven Thousand Five Hundred Twenty and No/100 Dollars ($207,520.00) ("Tenant Improvement Allowance") toward the cost of the initial Tenant Improvements. Provided Tenant is not then in default under the Lease, including this Improvement Agreement, Landlord shall disburse the Tenant Improvement Allowance to Tenant upon completion of construction of the Tenant Improvements and expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or its contractor or any subcontractor, and upon receipt by Landlord of a certificate of completion executed by the Space Planner and Tenant's contractor, and unconditional mechanics' lien releases (which mechanics' lien releases shall be executed by the subcontractors, labor suppliers and materialmen in addition to Tenant's contractor), in each case in form and substance satisfactory to Landlord, and all appropriate bills and supporting documentation for the work ordered by Tenant or its contractor or any subcontractor.

        4.3   In the event the cost of the design and construction of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay such excess cost. No credit shall be given to Tenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance.

5.    Construction of Tenant Improvements.

        5.1   Within ten (10) days after Tenant's and Landlord's approval of the Plans including the estimate of the cost of the Tenant Improvements, Tenant shall cause the contractor to proceed to secure a building permit and commence construction of the Tenant Improvements provided that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Building B Premises.

        5.2   Tenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Tenant's occupancy of the Building B Premises, in compliance with all applicable Regulations. Tenant shall employ a contractor mutually satisfactory to Tenant and Landlord as the contractor, or such other contractor or contractors as approved by Landlord in writing to construct the Tenant Improvements in conformance with the approved Space Plan and Plans. The construction contracts between Tenant and the approved contractor shall be subject to Landlord's prior reasonable approval and shall provide for progress payments. The contractor(s) shall be duly licensed and Landlord's approval of the contractor(s) shall be conditioned, among other things, upon the contractor's reputation for quality of work, timeliness of performance, integrity and Landlord's prior experience with such contractor.

        5.3   Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

        5.4   All work to be performed on the Building B Premises by Tenant or Tenant's contractor or agents shall be subject to the following conditions:

          (a)   Such work shall proceed upon Landlord's written approval of Tenant's contractor, and public liability and property damage insurance carried by Tenant's contractor, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

          (b)   All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work in commenced, and in any case, all such work shall be performed in a good and workmanlike and first-class manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Building B Premises pursuant to the Lease. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations. Tenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not affect the structural integrity of the Building.

          (c)   If required by Landlord or any lender of Landlord, all work by Tenant or Tenant's contractor shall be done with union labor in accordance with all union labor agreements applicable to the traders being employed.

          (d)   Landlord or Landlord's agents shall have the right to inspect the construction of the Tenant Improvements by Tenant during the progress thereof. If Landlord shall give notice of faulty construction or any other deviation from the approved Space Plan or Plans, Tenant shall cause its contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Space Plan or Plans.

          (e)   Tenant shall cause its contractor to complete the Tenant Improvements as soon as reasonably possible.

          (f)    Tenant's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the approved Space Plan or Plans; (ii) Tenant's and its contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord's approval within two (2) business days following the selection of the contractor and the approval of the Plans. Landlord shall within five (5) business days after receipt thereof inform Tenant of any changes which are necessary and Tenant's contractor shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Improvement Agreement, including, without limitation, the construction of the Tenant Improvements.

          (g)   Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

          (h)   Tenant's entry to the Building B Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

          (i)    Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

          (j)    Tenant hereby indemnifies and holds Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities relating in any way to any act or omission of Tenant or Tenant's contractor or agents, or anyone directly or indirectly employed by any of them, in connection with the Tenant Improvements and any breach of Tenant's obligations under this Improvement Agreement, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Tenant, as set forth above, shall also apply with respect to any and all costs, losses, damages, injuries, and liabilities related in any way to Landlord's performance or any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Building B Premises.

          (k)   Tenant's contractor and the subcontractors utilized by Tenant's contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's contractor and the subcontractors utilized by Tenants' contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Term Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

          (l)    Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time with the Space Planner and the contractor regarding the progress of the preparation of the Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and upon Landlord's request, certain of Tenant's contractors shall attend such meetings. One such meeting each month shall include the review of contractor's current request for payment.

          (m)  Tenant and Tenant's contractors and all other parties performing work on the Building B Premises on Tenant's behalf shall comply with the each of the Building rules and regulations as described in the Lease and with the contractor rules and regulations, attached hereto as Schedule 3. Tenant shall be liable for any violation of the Building or the contractor rules and regulations by Tenant's contractors or any other party performing work on the Building B Premises on Tenant's behalf.

6.    Insurance Requirements.

        6.1   All of tenant's contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

        6.2   Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Paragraph 8 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

        6.3   Certificates for all insurance carried pursuant to this Improvement Agreement must comply with the requirements of Paragraph 8 of the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Product and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Paragraph 6 shall insure Landlord and Tenant, as their interests may appear, as well as the contractors. All insurance maintained by Tenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

7.    Completion and Rental Commencement Date.

        7.1   Tenant's obligation to pay Rent under the Lease shall commence on the Scheduled Term Commencement Date and the Scheduled Term Commencement Date shall be the Term Commencement Date notwithstanding anything to the contrary contained in Paragraph 2 of the Lease. However, except as otherwise provided herein, Landlord Delays (as defined below) shall extend the Term Commencement Date, but only in the event that substantial completion of the Tenant Improvements is actually delayed beyond sixtieth (60th) day after the date Landlord delivers possession of the Building B Premises to Tenant, despite Tenant's best efforts to adapt and compensate for such delays. In addition, no Landlord Delays shall be deemed to have occurred unless Tenant has provided notice, in compliance with the Lease, to Landlord specifying that a delay shall be deemed to have occurred because of actions, inactions or circumstances specified in the notice in reasonable detail. If such actions, inactions or circumstances are not cured by Landlord within one (1) business day after receipt of such notice ("Count Date"), and if such actions, inaction or circumstances otherwise qualify as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the Count Date. The Term Commencement Date shall be extended by one day for each day from the Count Date that a Landlord Delay has occurred, as calculated as provided above. The term "Landlord Delays," as such term may be used in this Improvement Agreement, shall mean any actual delays in the completion of the Tenant Improvements which are due to any act or omission of Landlord, its agents or contractors. Landlord Delays shall include but not be limited to: (i) delays in the giving of authorizations or approvals by Landlord beyond the periods provided in this Improvement Agreement, (ii) delays due to the acts or failures to act, of Landlord, its agents or contractors, where such acts or failures to act are required by the terms of this Improvement Agreement and actually result in a delay of the completion of the Tenant Improvements beyond the sixtieth (60th) day after the date Landlord delivers possession of the Building B premises to Tenant, provided that Tenant acts in a commercially reasonable manner to mitigate any such delay, and (iii) delays due to the unreasonable interference of Landlord, its agents or contractors with the completion of the Tenant Improvements. Notwithstanding anything to the contrary contained in this Improvement Agreement or in the Lease, if Landlord Delay does occur but the Building B Premises is substantially complete on or before sixtieth (60th) day after the date Landlord delivers possession of the Building B Premises to Tenant, then the Term Commencement Date shall not be extended and shall be the date described in Paragraph 39.A of the Lease. In the event a Landlord Delay shall not occur, then the Term Commencement Date shall be the date described in Paragraph 39.A of the Lease.

        7.2   Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (1) Tenant shall cause the Space Planner and contractor (i) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Building B Premises, and (iii) Tenant shall deliver to Landlord a copy of all warranties, guarantees, and operating manuals and information relating to the improvements, equipment, and systems in the Building B Premises.

        7.3   A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

        7.4   Without limiting the "as-is" provisions of the Lease, except for the Base Building Work to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Building B Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Building B Premises prior to signing the Lease.

SCHEDULE 1
TO EXHIBIT C

BASE BUILDING WORK

NONE

SCHEDULE 2
TO EXHIBIT C

CONTRACTOR RULES AND REGULATIONS

General Requirements for Building Construction Work

Intent

        The Intent of these General Requirements is to communicate Spieker Properties general performance expectations and requirements of contractors performing work in our projects. While these requirements may not cover all specific project requirements, or may not apply to all projects, they are intended to communicate a basic overall methodology for doing construction work in Spieker Properties projects.

Preliminary

1.
All work performed shall be performed by union signatory general contractor utilizing all union labor and must comply with all applicable rules, regulations, and codes of the building, city, state and federal governmental agencies having jurisdiction. The General Contractor will file drawings and secure all required permits prior to beginning work, unless circumstances require earlier construction commencement, as directed by the Owner's architect. All construction within the leased premises shall conform to applicable sections of California Title 24 Standards and the American with Disabilities Act (ADA).

2.
All work shall be performed during regular business hours (7:00 A.M. - 6:00 P.M.), Monday through Friday, with the exception of work types listed below. All building system operations will be maintained in normal operation, and will not be adversely impacted by construction work, unless specifically authorized by a Project Management representative. The contractor shall communicate requests to the Management Office 24 hours in advance of any required interruption of any building services.

    Exceptions.    The following work is required to be performed on an overtime or off-hours basis: core drilling, nailing of tackless carpet stripping, spray painting of any lacquer or other volatile or odor creating substances, and any type of concrete chipping. Any scheduling requests for these types of off-hours work must be approved and authorized by the Management Office prior to performance any of work.

3.
All contractors must supply Certificate(s) of Insurance naming Spieker Properties, L.P. as additionally insured prior to the start of any construction. Insurance certificates and copies of permits, as required, must be provided to Project Management prior to the commencement of any work.

4.
Contractors representative will meet with Project Management representative prior to beginning contracted work, to review the scope of construction work, construction methods, these general requirements, any additional project specific requirements, and any potential impact to the satisfactory on-going operation of building services.

5.
The contractor will coordinate proper parking locations for construction personnel with Project Management prior to starting construction, to avoid impeding our tenants parking availability.

Project Area Access

1.
Access to project buildings, parking structure, suites, etc., will be co-coordinated in advance with Project Office. No installed access control or security system will be overridden or bypassed for any reason, or at any time. All construction personnel will be limited to those areas for which they have been given specific access.

2.
Access in all electrical closets, telephone closets, mechanical rooms, and suites must be coordinated in advance through the Project Office. Electrical, telephone, and other equipment rooms will be kept closed and locked when they are not physically occupied.

During Work Performance

1.
Upon the start of construction, the contractor will provide walk-off mats at all entrances to the construction area(s) from stairwells (if used) and entrances to all elevators.

2.
Contractors shall maintain cleanliness throughout; do not clutter or block hallways, exits, elevator lobby, electrical or telephone rooms. Building fire rated doors will not be propped open, removed, or their door closures disconnected. Nor will elevator doors be propped or jammed open to prevent the automatic function of it's timed door actuators. Contractors are required to utilize the freight elevator only! Where a freight elevator is not available. Project Management will designate the appropriate elevator for contractor use. Where available, elevator projective pads will be used whenever moving materials or equipment in the elevator. Contractors are responsible for all damage they cause and clean-up.

3.
Building electrical closets will not, at any time, or for any reason, be utilized for the storage of any construction project materials or trash, as such storage constitutes a violation of prevailing fire codes.

4.
All material deliveries, and debris removal, must be made as expeditiously as possible so as to not have these vehicles blocking accesses to / from the building. The contractor, at contractor expense must remove all construction debris from the building. Building trash dumpsters are not to be utilized for the disposal of construction project debris, as these are provided for Tenant use. As may be required, Contractor will make arrangements for delivery of a debris box for his use. The Project Office will approve an appropriate location for the debris box while it is on the project. Delivery or removal of large amounts of material is to be done after normal business hours with 24 hr. prior approval of the Project Manager.

5.
The contractor is responsible for taking the following precautions / steps to protect the satisfactory on-going operations of all building systems and tenant operations:

•
Covering HVAC supply and return duct openings to protect from construction dirt / dust being spread to other areas of the building or into the HVAC equipment / system. This can be accomplished by sealing off, covering with filtering media, or other Project Management approved method.

•
Coordinate with Project Manager prior to construction to have fire sprinkler systems isolated, smoke detectors disabled, or alarm systems de-activated for periods as may be necessary. Contractor will protect those smoke detectors or fire sprinkler heads left installed in the area, after disabling, by covering them with plastic bags during construction.

•
Where electrical components or circuits are removed, contractor will ensure full compliance with OSHA required lockout / tagout procedures to prevent personal injuries or system outages.

•
Develop the best isolation possible of the construction area to contain any dirt, dust, noise or other potential tenant impact which may be generated by demo, construction work and clean-up.

6.
Any damage to any project area including but not limited to, parking areas, doors, freight elevators, and carpets will be reported to the Project Office and repaired by the contractor immediately. Spieker Properties reserves the right to remedy any damage at the Contractors expense if the damage is not repaired in a timely manner.

7.
No powder-actuated guns are to be used without the specific prior authorization of the Project Management Office.

8.
No foreign substances are to be poured down any restroom floor drains, or into other restroom fixtures.

9.
All firewall and floor penetrations shall be sleeved and sealed in accordance with applicable fire code, using only approved, UL listed, fire stop materials. All firestop installations must be reviewed and approved by the Project Manager prior to closing the associated area of work.

10.
All electrical panel and circuit breaker labeling will be performed in accordance with acceptable industry methods, or as may be directed by Project Management.

11.
Contractor will notify the Management Office at least 48 hours in advance of construction completion. A walk-through and punch list will be developed for each job.

12.
Smoking is prohibited in all buildings, and parking garages, at all times.

13.
The Contractor is responsible for ensuring, on an on-going basis, that common areas, work space, and construction use restrooms are thoroughly cleaned upon completion of work, including trash and material disposal, removal of all noise and dust shielding materials installed at beginning of project, windows cleaned, etc.

14.
The Project Office is to be notified immediately should any emergency develop, any building system or operation be impacted, or any aspect of the construction effort impact any tenant.

Safety / Compliance

1.
General Contractor is responsible for ensuring jobsite safety compliance. This includes the work force as well as anyone entering the construction area. Protective barricades will be placed as required to ensure general area safety. Material Safety Data Sheets (MSDS) for all materials to be used on the jobsite must be provided to the Project Manager for review prior to bringing the materials into the project. The contractor will further ensure that a copy of each MSDS is available at the jobsite whenever a specific material is in use.

2.
No welding, burning, or cutting with an open flame will be performed without prior notification to the Project Office so that appropriate actions may be taken with fire alarm systems and fire sprinkler systems. Appropriate fire extinguishers will be immediately available at all times.

3.
The contractor is responsible for ensuring that all of their sub-contractors are aware, and in compliance, with these general requirement.

Materials

1.
The contractor shall contact the Management Office at the start of construction for instructions on building keying, specific hardware and other standards, as may be applicable, unless this coordination is accomplished through hardware submittals. All permanent keying will be provided through the Management Office.

2.
All HVAC, electrical, plumbing, fire alarm system, fire sprinkler, building control and lighting components installed will be of Building Standard manufacture, unless noted as otherwise on the approved plans and specifications. This includes but is not limited to thermostats, controls, diffusers lighting fixtures, switches, lamps, relays, smoke detectors, fire sprinkler heads, sprinkler flow switches, manual pull stations, indicator horns / strobes, etc.

Project Completion

1.
Upon completion of project, contractor will perform a full air balance of any installed or modified HVAC systems, providing one copy of each air balance report to the Management Office.

2.
Upon completion of project, a completed test report (witnessed by a Fire Department representative are required) will be provided to the Project Management Office for all fire sprinkler or fire alarm systems having been impacted by any aspect of the construction work.

3.
Upon completion of construction, one (1) set of as-built prints, and one (1) set of as-built sepias, are to be provided to the Management Office.

4.
Contractor will ensure that specific submittals, manufacturers operation and maintenance manuals, and applicable manufacturers cut sheets are delivered to the Project Office for all equipment or components installed in the course of their work. This includes, but is not limited to, mechanical equipment, fire alarm system components, fire sprinkler system components, HVAC system equipment or components, lighting system components, electrical distribution or control components and any sensing or monitoring components.

5.
Upon completion of construction clean inside of all perimeter windows and the interior of all lighting fixtures and louvers. Thoroughly clean all work areas, common areas where impacted, construction use restrooms, and freight elevators. Coordinate construction clean-up schedule with Management Office.

Building Contact List

        Any questions or concerns should be directed to:

Project Director	—
Building Managers	—
Customer Serv. Rep.	—
Building Engineer	—
Management Office	—
Management Office Fax	—

EXHIBIT D
HAZARDOUS MATERIALS QUESTIONNAIRE

        This questionnaire is designed to solicit information regarding Tenant's proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as "Hazardous Materials," "Hazardous Substances," "Hazardous Wastes," "Toxic Materials," "Toxic Substances," "Toxic Wastes," or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.

1.     PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency):

Standard Industrial Classification Code (SIC):
Street Address:
City, State, Zip Code:
Contact Person & Title:

Telephone Number:	( )	Facsimile Number:	( )

2.     LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:
City, State, Zip Code:
Bordering Streets:

Streets to which Premises has Access:

3.     DESCRIPTION OF PREMISES

Floor Area:
Number of Parking Spaces:
Date of Original Construction:
Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4.     DESCRIPTION OF PROPOSED PREMISES USE

  Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

  Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes        No       If the answer is "yes," or if your SIC code number is between 2000 to 4000, please complete Section V.

5.     PERMIT DISCLOSURE

  Does or will the operation of any face of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes	No
City or County Sanitation District	Yes	No
State Department of Health Services	Yes	No
U.S. Nuclear Regulatory Commission	Yes	No
Air Quality Management District	Yes	No
Bureau of Alcohol, Firearms and Tobacco	Yes	No
City of County Fire Department	Yes	No
Regional Water Quality Control Board	Yes	No
Other Governmental Agencies (if yes, Identify: )	Yes	No

  If the answer to any of the above is "yes," please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

  If your answer to any of the above is "yes," please complete Sections VI and VII.

6.     HAZARDOUS MATERIALS DISCLOSURE

  Will any hazardous or toxic materials or substances be stored on the Premises? Yes       No       If the answer is "yes," please describe the materials on substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/ Substance	Quantity to be Stored on Premises	Storage Method	Amount to be Stored On a Monthly Basis	Maximum Period of Premises Storage

  Attach additional sheets if necessary.

  Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes        No       If the answer is "yes," please describe the proposed Premises modifications:

7.     HAZARDOUS WASTE DISCLOSURE

  Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes    No    If the answer is "yes," please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage

  Attach additional sheets if necessary.

  If the answer is "yes," please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

  Attach additional sheets if necessary.

  If the answer is "yes," please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

  Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes       No       If the answer is "yes," please describe proposed treatment/processing methods:

  Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

  Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant's (or any affiliate's) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes       No       If the answer is "yes," have there been any continuing compliance obligations imposed on Tenant or its

  affiliates as a result of the decrees or orders? Yes       No       If the answer is "yes," please describe:

  Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes       No       If the answer is "yes," please describe:

  Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes       No       If the answer is "yes," please describe:

  Have there been any previous lawsuits against the company regarding environmental concerns? Yes       No       If the answer is "yes," please describe how these lawsuits were resolved:

  Has an environmental audit ever been conducted at any of your company's existing facilities? Yes       No       If the answer is "yes," please describe:

  Does your company carry environmental impairment insurance? Yes       No       If the answer is "yes," what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.     EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

  Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyl is located at the Premises? Yes      No      If the answer is "yes" please specify the size, number and location (or proposed location):

  Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes      No      If the answer is "yes," please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.     ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

  Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes      No      If the answer is "yes," please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made or filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

        This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below:

DATED:
Signature
Print Name
Title

Exhibit—B First Floor

[FLOOR PLAN]

Exhibit—B Second Floor Plan

[FLOOR PLAN]

Exhibit C

Furniture List

This exhibit includes open plan, private office workstations including worksurfaces, storage units, files cabinets task and guest seating, conference room tables and chairs, break room tables and seating.

First Floor-

Single Occupant Private Offices: 24
Double Occupant Private Offices: 0
Conference Room set ups: 2
Cubicles: 12 cubes set up and misc. components
Misc. Furniture: approx. 34 blue upholstered sled base chairs

Second Floor-

Single Occupant Private Offices: 33
Double Occupant Private Offices: 18
Conference Room set ups: 4
Cubicles: 4 person workstation in workroom
Misc. Furniture: approx. 34 blue upholstered sled base chairs

Exhibit D
[List of Chemicals and Substances to be used by Subtenant]

No chemicals besides customary office and janitorial.

Exhibit E
[Subtenant's Approved Hazardous Material Business Plan]

Use of Subleased Premises shall not include any laboratory use or other use that requires any Hazardous Material Business Plan.